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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 20, 2001

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                                 WorldCom, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



                Georgia               0-11258                  58-1521612
           (State or Other          (Commission File          (IRS Employer
           Jurisdiction of            Number)             Identification Number)
           Incorporation)


                            500 Clinton Center Drive
                           Clinton, Mississippi 39056
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (601) 460-5600


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Item 5.  Other Events.

Pursuant to the settlement of an on-going litigation matter, WorldCom, Inc. ("WorldCom") has entered into a binding letter of intent with Williams Communications Group, Inc. ("Williams") to enter a reciprocal, three-year cooperative agreement to purchase network capacity. This is the continuation of an existing relationship whereby WorldCom purchases long distance capacity from Williams and Williams purchases local capacity from WorldCom. There is no commitment to buy additional capacity beyond what the companies are currently utilizing. Both companies expect to complete the final agreement within the next month.

Under the binding letter of intent, WorldCom will purchase the remaining strand of lit fiber (sometimes known as the SUSA fiber) that Williams' predecessor retained when it sold its network to WorldCom in 1995. Additionally, WorldCom will grant Williams a 20-year indefeasible right of use ("IRU") for the current capacity of the SUSA fiber. The fair market value of the SUSA fiber will be independently appraised. The difference between the fair market value and the net settlement amount of approximately $42 million will be recorded as a litigation settlement in the third quarter of 2001. No revenues associated with the IRU will be recorded by WorldCom.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WorldCom, Inc.



                                          By: /s/ Scott D. Sullivan
                                             -----------------------------------
                                                 Scott D. Sullivan
                                                 Chief Financial Officer

Date: September 21, 2001